Exhibit 5.1

October 18, 2021

Professional Diversity Network, Inc.

55 E. Monroe Street, Suite 2120

Chicago, Illinois 60603

Ladies and Gentlemen:

We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Professional Diversity Network, Inc. (the “Company”), a Delaware corporation, to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the issuance and sale by the Company of up to $25,000,000 aggregate offering price of (i) shares of common stock, $0.01 par value (the “Common Stock”), (ii) shares of preferred stock, $0.01 par value (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock ( “Warrants”), (iv) rights to purchase Common Stock or Preferred Stock (“Rights”) and (v) units comprised of one or more shares of Preferred Stock, shares of Common Stock, Warrants and Rights, in any combination (collectively, the “Units”), in each case on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Common Stock, the Preferred Stock, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities.” The Registration Statement provides that shares of Preferred Stock may be convertible into shares of Common Stock.

The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and among the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Rights will be issued under one or more rights agreements (each, a “Rights Agreement”) between the Company and a rights agent selected by the Company (each, a “Rights Agent”). The Units will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent selected by the Company (each, a “Unit Agent”).

Atlanta | Austin | Boston | Chicago | Cincinnati | Dallas | Hartford | Hong Kong | Houston | London | Los Angeles | Miami
Morristown | New Orleans | New York | Providence | Sacramento | San Francisco | Stamford | Washington DC | West Palm Beach

October 18, 2021

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. We have made such examination as we consider necessary to render this opinion.

The opinions expressed below are limited to the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States.

Based upon the foregoing, we are of the opinion that:

1.	The Company has the authority pursuant to its Amended and Restated Certificate of Incorporation as amended and supplemented to date (the “Restated Certificate”), to issue up to 45,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution for the issuance of shares of Common Stock in form and content as required by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	The Company has the authority pursuant to the Restated Certificate, to issue up to 1,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Restated Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content for the issuance of such series of shares as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly executed and delivered on behalf of the Company and duly authenticated by the Warrant Agent against payment therefor in accordance with the terms and provisions of the Warrant Agreement as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) to the extent necessary, the securities underlying such Warrants have been duly established in accordance with the terms of the Restated Certificate and applicable law, and assuming that (a) the Warrant Agreement and all amendments thereto, and the issuance of the particular Warrants and the securities underlying such Warrants, are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

October 18, 2021

4.	When (i) the Company and the Rights Agent duly execute and deliver a Rights Agreement and the specific terms of a particular Right have been duly established in accordance with the terms of such Rights Agreement, and such Rights have been duly authenticated by the Rights Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Rights Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) to the extent necessary, the securities underlying such Rights have been duly established in accordance with the terms of the Restated Certificate and applicable law, and assuming that (a) the Rights Agreement and all amendments thereto, and the issuance of the particular Rights and the securities underlying such Rights, are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Rights as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Rights as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Rights as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Rights are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	When (i) the Company and the Unit Agent duly execute and deliver a Unit Agreement and the specific terms of a particular Unit have been duly established in accordance with the terms of such Unit Agreement, and such Units have been duly executed and delivered on behalf of the Company and duly authenticated by the Unit Agent against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) to the extent necessary, the securities underlying such Units have been duly established in accordance with the terms of the Restated Certificate and applicable law, and assuming that (a) the Unit Agreement and all amendments thereto, and the issuance of the particular Units and the securities underlying such Units, are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

October 18, 2021

The opinions set forth in paragraphs 3 through 5 above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We assume for purposes of this opinion (i) that the Company is and will remain duly organized, validly existing and in good standing under Delaware law, (ii) that the consideration per share of Common Stock or Preferred Stock will not be less than $.01, (iii) that the number of shares of Common Stock and Preferred Stock issued or issuable upon exercise of the Securities issued pursuant to the Registration Statement, together with the number of shares of such class and series outstanding or reserved at the time of issuance, will not exceed the respective number of shares of Common Stock or Preferred Stock authorized by the Restated Certificate on the date hereof and by any amendment to the Restated Certificate hereafter filed by the Company with respect to Common Stock or Preferred Stock prior to the issuance of such shares and (iv) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and a Prospectus Supplement has been prepared and filed with the Commission describing the securities offered thereby.

To the extent that the obligations of the Company under each Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, may be dependent thereon, we assume for purposes of this opinion that the Company has the corporate power and authority to issue and sell the Securities; that the applicable Warrant Agreement, Rights Agreement or Unit Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the applicable Warrant Agent, Rights Agent or Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent, Rights Agent or Unit Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement, Rights Agreement or Unit Agreement; that the Warrant Agreement, Rights Agreement or Unit Agreement has been duly authorized, executed and delivered by the Warrant Agent, Rights Agent or Unit Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, Rights Agent or Unit Agent, enforceable against the Warrant Agent, Rights Agent or Unit Agent in accordance with its terms; that the Warrant Agent, Rights Agent or Unit Agent is in compliance, generally and with respect to acting as a Warrant Agent, Rights Agent or Unit Agent under the applicable Warrant Agreement, Rights Agreement or Unit Agreement, with all applicable laws and regulations; and that the Warrant Agent, Rights Agent or Unit Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Warrant Agreement, Rights Agreement or Unit Agreement.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Locke Lord LLP